UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 28, 2012

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 28, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of Forest Oil Corporation (“Forest” or the “Company”) finalized and approved the compensation package of Patrick R. McDonald, who as previously reported was appointed as the Company’s President and Chief Executive Officer on September 12, 2012.  In his position as President and Chief Executive Officer, Mr. McDonald will receive an initial annual base salary of $650,000, and he will be entitled to participate in Forest’s Annual Incentive Plan (“AIP”), with a target bonus equal to 100% of base salary, in each case pro-rated to the date of his employment with Forest.  The details of the AIP for 2012 are described in Forest’s Form 8-K that was filed with the SEC on January 10, 2012.  Mr. McDonald also will receive certain benefits and perquisites, including participation in medical and dental insurance plans, group term life and accidental death and dismemberment insurance plans, short-term and long-term disability plans, the reimbursement of tax-preparation and estate or financial planning expenses, the reimbursement of the cost of an annual physical exam, and participation in the Company’s defined contribution 401(k) retirement plan and the executive deferred compensation plan.

In addition, the Committee has awarded Mr. McDonald:

•                  133,000 performance units under Forest’s 2007 Stock Incentive Plan (the “CEO Plan Performance Unit Award”);

•                  185,000 restricted shares of Forest common stock (the “Restricted Stock Inducement Award”); and

•                  145,000 performance units (the “Performance Unit Inducement Award,” and together with the Restricted Stock Inducement Award, the “Inducement Awards”).

The Inducement Awards were granted pursuant to the employment inducement award exemption of Section 303A.08 under the New York Stock Exchange’s Listed Company Manual.

The Restricted Stock Inducement Award was granted pursuant to the form of Restricted Stock Inducement Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference, and will vest in full on September 12, 2015, provided that Mr. McDonald remains an employee of Forest through September 12, 2015.

The CEO Plan Performance Unit Award and the Performance Unit Inducement Award (collectively, the “Performance Unit Awards”) were granted pursuant to the forms of CEO Plan Performance Unit Award Agreement and Performance Unit Inducement Award Agreement, respectively, attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.  As with previous performance unit awards granted by Forest, the agreements for the Performance Unit Awards provide that each performance unit represents a contractual right to receive one share of Forest’s common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units identified in the award, depending on the Company’s relative total shareholder return in comparison to the peer companies identified in the form of award agreement during the applicable performance period also identified in the form of agreement.  The performance period for Mr. McDonald’s Performance Unit Awards will run from September 12, 2012 until September 11, 2015. To the extent that the performance goals are met, unless the shares vest early as described below, the earned shares will be issued no later than December 15, 2015.

The agreements covering each of the Restricted Stock Inducement Award and the Performance Unit Awards are dated October 1, 2012, and are substantially similar to Forest’s prior equity award agreements issued pursuant to the 2007 Stock Incentive Plan, except that they eliminate automatic vesting upon the occurrence of a “Corporate Change” (with respect to the Restricted Stock Inducement Award) or “Change of Control” (with respect to the Performance Unit Awards), and instead provide for accelerated vesting of the awards if (i) Mr. McDonald is terminated due to death, “Disability” or “Involuntary Termination”, or (ii) if, following a “Corporate Change” (with respect to the Restricted Stock Inducement Award) or a “Change of Control”(with respect to the Performance Unit Awards), the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects.  The award agreements incorporate the definitions of “Disability” and “Involuntary Termination” provided in the CEO Severance Agreement, as defined below.  The award agreements for the Restricted Stock Inducement Award and Performance Unit Inducement Award additionally incorporate the definition of “Change of Control” provided in the CEO Severance Agreement.

Forest also has entered into a severance agreement, dated as of October 1, 2012, with Mr. McDonald substantially in the form attached hereto as Exhibit 10.4 (the “CEO Severance Agreement”).  In general, the CEO Severance Agreement provides for certain payments and benefits if Mr. McDonald’s employment is subject to an Involuntarily Termination (as defined in the CEO Severance Agreement) within two years following a Change of Control (as defined in the CEO Severance Agreement) of Forest, including, subject to Mr. McDonald’s execution and non-revocation of a release of claims against Forest and certain affiliated parties:

•                  a lump sum payment in an amount equal to 2.5 times the sum of his annual base salary and, generally, the annual bonus most recently earned;

•                  continued coverage under Forest’s medical and dental benefit plans for Mr. McDonald and his spouse and his eligible dependents for a period of 24 months (this coverage will be terminated if Mr. McDonald becomes eligible to receive coverage from a subsequent employer during such period); provided, that if the coverage cannot be provided following the maximum applicable COBRA period, or it would result in tax penalties pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, then Forest shall pay Mr. McDonald each month an amount in cash equal to the cost of purchasing such coverage on the open market;

•                  all equity awards will vest in accordance with the terms of the applicable equity agreements;

•                  outstanding stock options will remain exercisable for a period of 12 months following Mr. McDonald’s last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option); and

•                  if any payment, distribution, or benefit, whether pursuant to the CEO Severance Agreement or otherwise, is subject to the federal excise tax on “excess parachute payments,” under the terms of the agreement the amount payable will be reduced to an amount necessary to avoid such excise tax if doing so would result in a greater net after-tax benefit to Mr. McDonald.  No tax gross-up will be provided.

The CEO Severance Agreement also includes noncompetition and nonsolicitation provisions, pursuant to which Mr. McDonald has agreed to avoid, until two years after his termination of employment following a Change of Control, (i) directly or indirectly competing with the Company in any area in which the Company currently conducts business, or during the two years preceding his termination, conducted business and (ii) knowingly soliciting for employment the Company’s employees.

In addition to the foregoing, the Compensation Committee also approved a new form of CEO Plan Restricted Stock Award Agreement for grants of restricted stock pursuant to the Plan, a form of which is attached hereto as Exhibit 10.5, though no awards were granted pursuant to this agreement.  As with the agreements covering each of the Restricted Stock Award and the Performance Unit Awards, the CEO Plan Restricted Stock Award Agreement is substantially similar to Forest’s prior equity award agreements issued pursuant to the Plan, except that it eliminates automatic vesting upon the occurrence of a “Corporate Change”, and instead provides for accelerated vesting of the awards if (i) the executive is terminated due to death, “Disability” or “Involuntary Termination”, or (ii) if, following a “Corporate Change”, the successor entity does not assume the award agreement or replace it with an award agreement that is substantially similar in all material economic respects.  The CEO Restricted Stock Award Agreement also incorporates the definitions of “Disability” and “Involuntary Termination” provided in the CEO Severance Agreement.

The foregoing description of each of the CEO Plan Performance Unit Award Agreement, Restricted Stock Inducement Award Agreement, Performance Unit Inducement Award Agreement, CEO Severance Agreement, and the CEO Restricted Stock Award Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the forms of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2012, Forest issued a press release with respect to equity awards granted Mr. McDonald pursuant to the inducement award exemption found in Section 303A.08 of the New York Stock Exchange Listed Company Manual.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Restricted Stock Inducement Award Agreement.
10.2	Form of CEO Plan Performance Unit Award Agreement.
10.3	Form of Performance Unit Inducement Award Agreement.
10.4	Form of CEO Severance Agreement.
10.5	Form of CEO Plan Restricted Stock Award Agreement.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: October 1, 2012	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Form of Restricted Stock Inducement Award Agreement.
10.2	Form of CEO Plan Performance Unit Award Agreement.
10.3	Form of Performance Unit Inducement Award Agreement.
10.4	Form of CEO Severance Agreement.
10.5	Form of CEO Plan Restricted Stock Award Agreement.
99.1	Press Release